UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.	Other Events.

On August 3, 2021, the Lifeway Foods, Inc. (the “Company”) issued a press release announcing its intent to acquire certain assets of Glenoaks Farms Inc., a California corporation (“Seller”). Subsequently on August 3, 2021, the Company, the Seller and Kevin Donavan, Shane Donavan, and Michael Polini (each an “Owner” and together the “Owners”) entered into an Asset Purchase Agreement (the “Purchase Agreement”).

The Seller is engaged in the business of the manufacture, development, and sale of probiotic drinkable yogurt (the “Business”). Upon the consummation of the transaction contemplated by the Purchase Agreement (the “Closing”), the Company will acquire all of Seller's right, title and interest in, to and under certain assets and rights of Seller under certain of Seller’s agreements (collectively, the “Purchased Assets”), including the rights, and contracts with a co-manufacturer, to produce the Seller’s probiotic drinkable yogurt products and intellectual property related thereto. The purchase price to be paid by the Company as consideration for such assets is $5,800,000, subject to certain adjustments. The Company is not assuming any liabilities of Seller. The Purchase Agreement contains customary representations and warranties, covenants, and indemnities of the parties thereto, including restrictive covenants of the Seller and its affiliates with respect to non-competition, non-solicitation, and confidentiality obligations.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit Number	Description

99.1	Press release dated as of August 3, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     August 3, 2021

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: Chief Executive Officer

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